Exhibit 99.1

Access National Corporation to Release Second Quarter 2018 Results

RESTON, Va.--(BUSINESS WIRE)--July 20, 2018--Access National Corporation (NASDAQ: ANCX) (“Access”), the parent company for Access National Bank and Middleburg Investment Group, announced today that it would release second quarter 2018 results after the market closes on Thursday, July 26, 2018.

Access will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Friday, July 27, 2018.

To listen to the call, please use one of the following telephone numbers:

Participant Toll-Free Dial-In Number: (844) 348-3796
Participant International Dial-In Number: (213) 358-0951

Conference ID: 8569152

Access National Corporation is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Additional information is available on our website at www.AccessNationalBank.com. Shares of Access National Corporation trade on the NASDAQ Global Market under the symbol "ANCX."

Forward-Looking Statements

The information presented herein contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expectations or predictions of future financial or business performance or conditions. Forward-looking statements may be identified by words such as "may," "could," "will," "expect," "believe," "anticipate," "forecast," "intend," "plan," "prospects," "estimate," "potential," or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements in this report may include, but are not limited to, statements about projected impacts of and financial results generated by the merger of Access and Middleburg Financial Corporation (“Middleburg”). Forward-looking statements speak only as of the date they are made, and Access assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in Access's reports filed with the SEC and those identified elsewhere in this release, the following factors, among others, could cause actual results to differ materially from the results expressed in or implied by forward-looking statements and historical performance: changes in asset quality and credit risk; changes in interest rates and capital markets; the introduction, timing and success of business initiatives; competitive conditions; and the inability to recognize cost savings or revenues or to implement integration plans associated with the merger of Access and Middleburg.

CONTACT:
Access National Corporation
Michael W. Clarke, CEO
703-871-2100